Exhibit 10.5

FIRST AMENDMENT TO THE

GLOBUS MEDICAL, INC.

AMENDED AND RESTATED 2003 STOCK PLAN

WHEREAS, the Board of Directors and the stockholders of Globus Medical, Inc. (the “Company”) deems it to be in the best interests of the Company to amend the Globus Medical, Inc. Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”) in order to increase the number of shares of Class A Common Stock of the Company issuable for awards under the 2003 Stock Plan to 9,000,000 shares and to decrease the number of shares of Class B Common Stock of the Company issuable for awards under the 2003 Stock Plan to 13,500,000 shares;

NOW, THEREFORE, the 2003 Stock Plan shall be amended as follows.

1. Paragraph 4 of the 2003 Stock Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“4. Stock. The stock subject to Stock Rights shall be either (a) authorized but unissued shares of Class A Common Stock of the Company, par value 0.001 per share, or such shares of the Company’s capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the “Class A Common Stock”), (b) authorized but unissued shares of Class B Common Stock of the Company, par value 0.001 per share, or such shares of the Company’s capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the “Class B Common Stock”), or (c) shares of Class A Common Stock or Class B Common Stock reacquired by the Company in any manner. Subject to adjustment as provided herein, (i) the aggregate number of shares of Class A Common Stock that may be issued pursuant to the Plan is nine million (9,000,000), and (ii) the aggregate number of shares of Class B Common Stock that may be issued pursuant to the Plan is thirteen million five hundred thousand (13,500,000), in each case subject to adjustment as provided herein. Any such shares may be issued as ISOs, NSOs or Stock Bonuses, or to persons or entities making purchases pursuant to Purchase Rights, so long as the number of shares so issued does not exceed such aggregate number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to Stock Rights, the unpurchased shares subject to such Options and any shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

3. Except as herein amended, the terms and provisions of the 2003 Stock Plan shall remain in full force and effect as originally adopted and approved, as amended to date.